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EXHIBIT 10.64

                              ARTISAN PICTURES INC.
                          2700 COLORADO AVE., 2ND FLOOR
                             SANTA MONICA, CA 90404


                                As of May 9, 2003

Top Secret Productions, LLC
5920 Friars Road
Suite 104
San Diego, CA 92108


         RE:      "STEP INTO LIQUID"/ACQUISITION OF RIGHTS

Ladies and Gentlemen:

This letter agreement ("Agreement") sets forth the agreement between ARTISAN PICTURES INC. ("ARTISAN") and "Licensor" (defined in paragraph 1 below) confirming ARTISAN's acquisition of certain rights in and to the motion picture described below. For good and valuable consideration, the parties agree as follows:

1. LICENSOR: Top Secret Productions, LLC

2. CONDITION PRECEDENT: ARTISAN shall have no obligation to Licensor hereunder unless and until ARTISAN approves, in its sole discretion, the following elements:

         (a) The chain of title documentation of the rights granted to ARTISAN herein, approves all agreements with respect thereto and receives all assignments and releases which it requires in connection therewith.

         (b) Licensor shall procure and maintain in full force and effect standard producer's liability (errors and omissions) insurance issued by a nationally recognized insurance carrier covering the Picture with minimum limits of at least one million dollars ($1,000,000) for any claim arising out of a single occurrence and three million dollars ($3,000,000) for all claims in the aggregate. Such insurance:

                  (i) shall be written on either (i) an occurrence basis, in which event it shall remain in full force and effect for a period of three (3) years from the commencement of principal photography and may not be permitted to lapse, or (ii) a claims-made basis, in which event it shall remain in full force and effect for a period of three (3) years from the commencement of principal photography, shall cover any claims made at any time during the term thereof and may not be permitted to lapse; and

                  (ii) may not be canceled without thirty (30) days prior written notice to ARTISAN; and (iii) shall not carry a deductible larger than ten thousand dollars ($10,000); and

                  (iv) shall name ARTISAN its parent, subsidiaries and related companies, its licensees and affiliates and its officers, directors, agents, attorneys and employees, as additional insureds; and

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                  (v) shall provide coverage for the Picture, and advertising and promotion materials with respect thereto, and shall be primary and not contributing to or in excess of any such insurance maintained by ARTISAN with regard to all of the Rights Granted; and

                  (vi) shall include all media, title and music coverage.

3. PICTURE: A feature-length motion picture tentatively entitled "Step Into Liquid," with a running time of not less than 85 minutes, but no more than 120 minutes including main titles and end credits (the "Picture").

4. TERRITORY: United States of America and the Dominion of Canada, Province of Prince Edward Island, Northwest Territories and Yukon Territories and "Television Rights" (as defined below) in Bermuda (collectively, the "Territory"). The Territory shall include the territories, possessions, commonwealths and trusteeships of each country therein (including, without limitation, Puerto Rico, Guam, Saipan, the U.S. Virgin Islands, the Caroline Islands, Midway Island, Marshall Islands and American Samoa,), and all ships and aircraft for which the principal business office is located in any country comprising part of the Territory and/or flying the flag of any country comprising part of the Territory, and industrial and marine installations (including oil rigs, drilling platforms and construction sights, company theaters, etc.), wherever located, owned by any company whose principal place of business is located in any country in the Territory, and all military bases and/or diplomatic installations wherever situated where forces of any country comprising any part of the Territory are stationed.

5. RIGHTS: Licensor hereby grants to ARTISAN exclusively all rights in and to the Picture under copyright in any and all media now known or hereafter devised (excluding the "Reserved Rights", as defined below), languages and versions, throughout the Territory, including but not limited to the following (collectively, "Rights Granted"):

         (a) VIDEO RIGHTS: The sole and exclusive right to manufacture, advertise, promote and distribute on a sale or rental basis on its own or through licensees, videocassettes, cartridges, DVD's, tape, video discs, laser discs, 8mm recordings (in whatever form), or any other visual or optical recording devices (including, but not limited to, CD-I, CD ROM, DVD) and all other optically read media now known or hereafter discovered, containing any and all language versions of the Picture for use by consumers and the right to exploit the Picture by means of "Video-On-Demand" (collectively, "Videograms") throughout the Territory during the Term (defined below). "Video-On-Demand" shall mean the transmission or download of a selected video picture from a central video library via a television, cable, satellite, internet or related electronic system where reception or download of said video picture at a time selected by the viewer in the viewer's discretion is available only upon payment of a separate, discreet charge therefor (such as a per program or per day fee);

         (b) NON-THEATRICAL RIGHTS: The sole and exclusive right to exploit the Picture in non-theatrical markets, i.e., schools, libraries, hospitals, hotels, airlines, military or armed services installations, ships at sea and aircraft and other institutions that typically license recorded entertainment materials from programming suppliers throughout the Territory during the Term (collectively, "Non-Theatrical");

         (c) THEATRICAL RIGHTS: The sole and exclusive right to rent, lease, license, exhibit, distribute and otherwise deal in and with the Picture on any and all sizes and gauges of film and in any and all languages or versions in the theatrical field for viewing by the public, including, without limitation, to make rentals, leases and licenses respecting all theaters or other places of public viewing, throughout the Territory during the Term (collectively, "Theatrical");

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         (d) TELEVISION RIGHTS: The sole and exclusive right to exploit the
Picture through all television media now known or hereafter developed, including, but not limited to, "Cable" or "Pay Television" (which shall mean exhibition over a service for which subscribers pay a premium for the programming transmitted), "Pay-Per-View" (which shall mean exhibition or transmission over a service for which subscribers pay a premium on a per-picture basis for each picture which they choose to receive), and "Free Television" (which shall mean exhibition over television broadcast stations, whether network stations or independent stations, where no charge is made to the viewer and/or exhibition by means of satellite or cable television for which subscribing members of the public may pay for the transmission service provided by the satellite or cable system, but do not otherwise pay a premium for the programming transmitted by the satellite or cable system and/or any other delivery system now known or hereafter devised) throughout the Territory during the Term (collectively, "Television");

         (e) SEQUELS/REMAKES: During the Term, if Licensor, or its licensee, intends to produce a sequel or remake of the Picture, then Licensor shall so notify ARTISAN and thereafter negotiate with ARTISAN with respect to the grant to ARTISAN of the same rights for the Territory granted herein to ARTISAN. If such negotiations do not result in the execution of a deal memo between Licensor and ARTISAN within a period of thirty (30) days from commencement of such negotiations, then Licensor shall be free thereafter to accept an offer from a third party with respect to the licensing of such rights, provided that such third party offer is on terms more favorable to Licensor than the terms offered by ARTISAN;

         (f) RESERVED RIGHTS: Licensor hereby reserves unto itself the right to exploit by any means in its sole discretion all so-called "ancillary rights" in and to the Picture throughout the Territory during the Term, including, without limitation, merchandising, print publishing, novelization rights, the right to produce soundtrack albums based upon the Picture and all music publishing rights in the music for the Picture (the "Reserved Rights"); and

          (g) INCIDENTAL RIGHTS: The Rights Granted also include all usual and customary incidental rights which ARTISAN requires or desires for the purpose of exploiting the Rights Granted, including ARTISAN'S right to the following, subject to any restrictions or approvals that are set forth in this Agreement:

                  (i) to make or use advertising, publicity, promotional and packaging materials relating to the Picture, and all such materials created by ARTISAN shall become the sole property of ARTISAN;

                  (ii) to include in all such advertising, publicity, promotional or packaging materials, any artist's identification (E.G., the name, biographical information, photographs, likeness, voice and other sound effects as well as recordings, transcriptions, films and other reproductions thereof, of any person or character appearing in the Picture or any person furnishing materials or services in the Picture) but not as a direct endorsement for any product or service other than the Picture, provided such use is consistent with the paid advertising requirements submitted by Licensor as part of Delivery;

                  (iii) subject to the terms of the music licenses for the Picture, to use and perform all music, lyrics, scores and musical works incorporated in the soundtrack of the Picture, including in-context and out-of-context use thereof in advertising and promotional materials relating to the Picture including trailers, television and radio spots, music video clips and electronic press kits;

                  (iv) subject to Licensor's approval, such approval not to be unreasonably withheld and shall be deemed approved if not disapproved by Licensor within five (5)

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                           business days after such approval is requested in
                           writing by ARTISAN, to make cross-promotions and commercial tie-ins with products and services and other sponsorship arrangements;

                  (v) to make or exploit any version of the Picture and trailers thereof (i.e., in addition to the original version of the Picture and trailers, if any, as supplied to ARTISAN hereunder), including the right to add "chapter stops" or other addressable locator codes of any kind in any Videogram, or the inclusion of expository materials and interviews with directors, filmmakers, or any other third party contained on a separate audio or audiovisual track in any Videogram;

                  (vi) subject to the terms and conditions of this Agreement, to cause trailers and other advertising and promotional materials relating to the Picture to be manufactured, exhibited and distributed;

                  (vii) to couple and embody the Picture with other motion pictures, including motion pictures of the same serial or series (if applicable), onto the same copy and to remove therefrom any duplicate on-screen titles, credits and notices;

                  (viii) to use all tradename(s), trademark(s) and logo(s) of ARTISAN, whether now or hereafter used, in such manner, position and type as ARTISAN may in its sole discretion elect;

                  (ix) to use all tradename(s), trademark(s) and logo(s) of Licensor, whether now or hereafter used, in such manner, position and type as ARTISAN may in its sole discretion elect;

                  (x) to publish and license and authorize others to publish in any language, in any media and in such form as deemed advisable, synopses, summaries, adaptations, resumes and stories of and excerpts from the Picture and from any literary, dramatic or musical material in the Picture or upon which the Picture is based; and

                  (xi) subject to Licensor's approval, such approval not to be unreasonably withheld and shall be deemed approved if not disapproved by Licensor within five (5) business days after such approval is requested in writing by ARTISAN, to exhibit and authorize others to exhibit in any language and in any media, including radio and television, excerpts and clips from the Picture and from any literary, dramatic or musical material in the Pictures or upon which the Picture are based, subject to length limits consistent with guild obligations and otherwise standard in the entertainment industry for similar product, but in no event longer than three (3) minutes in length, and any revenues derived therefrom shall be included in Defined Gross.

6. HOLDBACKS: Licensor agrees that it will not exploit the Picture and will not permit the exploitation of the Picture in any medium (e.g., theatrical, video, television, etc.) outside the Territory until two (2) months after ARTISAN's initial release of the Picture in such medium in the Territory. Licensor shall not, without ARTISAN's prior written approval, (a) preview or otherwise publicly exhibit the Picture in the Territory until after the initial release of the Picture in the Territory, or (b) exhibit the Picture at a film festival in the Territory prior to the initial release of the Picture in the Territory by ARTISAN (ARTISAN hereby pre-approves the exhibition of the Picture at the Maui and Los Angeles film festivals). Licensor agrees that it will advise ARTISAN when it proposes to exhibit the Picture at any film festivals outside the Territory. In addition, Licensor agrees to observe all reasonable border protection requirements which ARTISAN notifies Licensor.

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7. TERM: The term of this Agreement shall begin on the date hereof and continue for ten (10) years following ARTISAN's initial theatrical release of the Picture. Following the expiration of the Term, ARTISAN shall have a six (6) month non-exclusive Video sell-off period.

8. EXPLOITATION DECISIONS:

         (a) Subject only to subparagraphs (b)-(g) below, ARTISAN shall have absolute discretion concerning the exploitation of the Picture in the Territory and in any and all media. The business judgment of ARTISAN and its sublicensees regarding any matter affecting the exploitation of the Picture shall be binding and conclusive upon Licensor. Except as otherwise provided herein, ARTISAN shall have the sole discretion whether to release the Picture in a given media and/or territory.

         (b) At ARTISAN's election and expense, the main titles shall contain the ARTISAN logo which shall be furnished by ARTISAN (such expense shall be treated as a Distribution Expense).

         (c) ARTISAN shall spend or cause to be spent no less than Five Hundred Thousand Dollars (US$500,000) exclusively on prints and advertising in connection with the initial theatrical release of the Picture in the Territory (the "P&A Commitment"). The P&A Commitment shall be exclusive of any potential monetary contribution to the advertising for the Picture from Microsoft.

         (d) Licensor shall have approval over the marketing materials used for the promotion of the Picture, such approval not to be unreasonably withheld and shall be deemed approved if not disapproved by Licensor within five (5) business days after such approval is requested in writing by ARTISAN.

         (e) ARTISAN shall coordinate with Licensor to incorporate elements of Licensor's Hawaii distribution strategy into ARTISAN's marketing campaign for the Picture, as may be practical.

         (f) ARTISAN shall utilize Licensor's representative in connection with a "grass roots" advertising campaign in connection with the theatrical release of the Picture, and shall bear all reasonable costs associated with such campaign. Any such costs shall be recouped by ARTISAN as Distribution Expenses hereunder.

         (g) Subject to Licensor's timely Delivery of the Picture pursuant to the terms of Paragraph 11 below, ARTISAN shall cause the theatrical release of the Picture during August 2003.

9. MINIMUM GUARANTEE:

         (a) ARTISAN shall pay to Licensor a non-returnable, recoupable and cross-collateralized minimum guarantee of Fifty Thousand Dollars (US$50,000), payable 50% (i.e., US$25,000) upon full execution of this Agreement and satisfaction of the conditions precedent in Paragraph 2 above and 50% (i.e., US$25,000) upon Delivery and acceptance of the Picture (the "Minimum Guarantee"). ARTISAN hereby acknowledges that the timely payment of the payments described in this Paragraph 9 are of the essence of this Agreement.

         (b) ARTISAN shall pay to Licensor the following bonuses, contingent and payable, if at all, within ten (10) business days after the theatrical box office receipts of the Picture, as reported in Variety, equal or exceed the applicable box office levels listed below. Such bonuses, if any, shall be fully recoupable, cross-collateralized additional minimum guarantees:

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                  (i)      Seventy-Five Thousand Dollars (US$75,000) for every
                           One Million Dollars (US$1,000,000) in box office receipts, as reported in Variety;

         (c) ARTISAN shall pay to Licensor the following bonuses, contingent and payable, if at all, within ten (10) days from the date on which the sales levels can be confirmed by ARTISAN. All sales unit levels referred to in this Paragraph 9(c) refer to cumulative sales commencing from the initial video street date of the Picture. Such bonuses, if any, shall be fully recoupable, cross-collateralized additional minimum guarantees:

                  (i) For all units sold and not returned (in excess of the reserve) at the initial Suggested Retail Price ("SRP"), which initial SRP shall be no less than Twenty Dollars (US$20.00), ARTISAN shall pay to Licensor the following bonuses:

                           (A) Fifty Cents (US$0.50) for every unit sold in excess of 100,000 units, but less than 225,001 units ("Level One");

                           (B) One Dollar (US$1.00) for every unit sold in excess of 225,000 units, but less than 350,001 units ("Level Two"); and

                           (C) One Dollar and Fifty Cents (US$1.50) for every unit sold in excess of 350,000 units ("Level Three").

                  (ii) For all units sold and not returned (in excess of the reserve) with an SRP greater than or equal to Fifteen Dollars (US$15.00) but less than Twenty Dollars (US$20.00), ARTISAN shall pay to Licensor the following bonuses:

                           (A) Thirty-Five Cents (US$0.35) for each Level One unit;

                           (B) Seventy-Five Cents (US$0.75) for each Level Two unit; and

                           (C) One Dollar (US$1.00) for each Level Three unit.

                  (iii) For all units sold and not returned (in excess of the reserve) with an SRP greater than or equal to Ten Dollars (US$10.00) but less than Fifteen Dollars (US$15.00), ARTISAN shall pay to Licensor the following bonuses:

                           (A) Twenty-Five Cents (US$0.25) for each Level One unit;

                           (B) Fifty Cents (US$0.50) for each Level Two unit; and

                           (C) Seventy-Five Cents (US$0.75) for each Level Three unit.

                  (iv) For all units sold and not returned (in excess of the reserve) with an SRP less than Ten Dollars (US$10.00), ARTISAN shall pay to Licensor the following bonuses:

                           (A) Fifteen Cents (US$0.15) for each Level One unit;

                           (B) Thirty-Five Cents (US$0.35) for each Level Two unit; and

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                           (C)      Fifty Cents (US$0.50) for each Level Three
                                    unit.

         (d) Notwithstanding the foregoing, ARTISAN shall pay the outstanding music license fees for the Picture and offset such payments against all monies owing to Licensor under this Agreement, including, the Minimum Guarantee, the theatrical bonuses (if any), the video bonuses (if any) and any Defined Proceeds payable to Licensor.

10. DEFINED PROCEEDS: Licensor shall be entitled to 100% of the ARTISAN Defined Proceeds for the Picture as set forth in Exhibit "A" (subject to any modifications in Rider "A-1" and Rider "A-2" to Exhibit "A" and the Rider to Rider "A-1") attached hereto. For purposes of calculating ARTISAN Defined Proceeds, the following modifications to Exhibit "A" shall be made:

         (a)      ARTISAN's Distribution Fees shall be as follows:

                  (i)      Theatrical: 25%

                  (ii)     Television:
                           (A)      Pay Cable: 25%
                           (B)      Basic Cable: 25%
                           (C)      Broadcast: 25%

                  (iii)    Video: 25%

         (b)      The "cost of production" shall be equal to the Minimum
                  Guarantee.

         (c) ARTISAN agrees that, with respect to any sublicensing of the Rights Granted to the Picture in Canada (ARTISAN sublicenses all of its rights in Canada to Alliance Atlantis), the maximum combined distribution fee retained by ARTISAN and any applicable sublicensee shall not exceed 50% for Theatrical and Television Rights and shall not exceed 35% for Video Rights.

11. DELIVERY: "Delivery" shall mean ARTISAN's receipt of the items listed in Exhibit "B," attached hereto, and ARTISAN's Approval (as defined below) of such items according to the procedures set forth below. At Licensor's sole cost and expense, Licensor shall deliver the items listed on Exhibit "B" immediately. Notwithstanding the foregoing, the final completed picture elements shall be delivered immediately upon completion of the tape to film transfer but in no event later than July 15, 2003. If Licensor shall fail to deliver the required items by the aforesaid time (subject to Force Majeure and subject to the terms of Paragraph 11(a) below), ARTISAN shall have the right to (i) itself supply the items at Licensor's cost, deducting the amount thereof from outstanding balance of the Minimum Guarantee and the theatrical and video bonuses (set forth in Paragraph 9), or to require Licensor promptly to supply such items, or (ii) terminate this Agreement upon written notice to Licensor, and upon such termination, ARTISAN shall be (A) relieved of all obligations to Licensor hereunder, and (B) Licensor shall reimburse ARTISAN for all out-of-pocket costs theretofore incurred under this Agreement.

         (a) If any of the Delivery items are incomplete or technically unacceptable, ARTISAN shall notify Licensor in writing specifying the defects for the non-physical delivery items, or shall present a defect notice by the laboratory for the physical delivery items ("Defect Notice"). Such Defect Notices shall be delivered within ten (10) days of receipt of the delivery items, except with respect to items that require quality control testing, for which such Defect Notices shall be delivered within (20) days of receipt of such items. If Licensor fails to cure the specified defects within seven (7) days of

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receipt of the Defect Notice, ARTISAN may secure acceptable replacements, and deduct such costs from the Minimum Guarantee and the theatrical and video bonuses (set forth in Paragraph 9), or, if ARTISAN is unable to secure acceptable replacements, or if ARTISAN determines in its good faith business judgment that it is economically unfeasible to secure acceptable replacements, then ARTISAN may, at its option, terminate this Agreement upon written notice to Licensor, and upon such termination, ARTISAN shall be (A) relieved of its obligations hereunder, and (B) Licensor shall reimburse ARTISAN for all out-of-pocket costs theretofore incurred under this Agreement. If ARTISAN has not sent a Defect Notice within twenty (20) days of receipt of a delivery item, then such delivery item shall be deemed approved ("Approval"). In addition, all delivery documents shall be delivered to ARTISAN in English. If any documents are not delivered in English, then ARTISAN shall have such documents translated and all costs associated therewith shall be treated as a recoupable Distribution Expenses. All cure periods contained in this Paragraph 11 are in lieu of any cure periods provided in Paragraph 16 below.

12. MATERIALS:

         (a) PICTURE ELEMENTS: At Licensor's cost and expense, Licensor shall provide to ARTISAN (without payment of any permission or similar fees by ARTISAN to Licensor or to any third party) unrestricted access to all of the elements of the English language version of the Picture listed in Exhibit "B" ("Picture Elements"). Licensor shall provide access to the Picture Elements to ARTISAN at a laboratory acceptable to ARTISAN through a laboratory access letter for the Picture acceptable to ARTISAN, which laboratory access letter is attached hereto as Schedule 1 and is incorporated by this reference herein. Licensor shall not remove the Picture Elements from such laboratory during the Term of this Agreement without ARTISAN's prior written approval.

         (b) PICTURE CHANGES: ARTISAN shall have the right to change and modify the Picture solely to: (i) add the names and/or logos of ARTISAN, any subdistributor(s) or any exhibitor(s); (ii) meet the length requirements and satisfy the standards and practices of television exhibition; (iii) meet censorship requirements of governmental or other authorities; (iv) add any anti-piracy warnings, trailers or other promotional materials, closed-captioned, descriptive video or other encoding or encrypting, (v) dub and subtitle the Picture; (vi) create foreign language translations of the title of the Picture;
(vii) to meet the running time requirements set forth in Paragraph 3; (viii) make changes required to meet the MPAA requirements to obtain a rating not more restrictive than "R"; and (ix) if in the reasonable opinion of ARTISAN's legal counsel it is necessary to do so for legal reasons. The cost of such changes shall be paid by ARTISAN and accounted for as a Distribution Expense.

         (c) FOREIGN LANGUAGE VERSIONS: If Licensor has prepared versions of the Picture in any of the languages of the Territory, ARTISAN shall have unrestricted access to any such dubbed or subtitled tracks of the Picture without payment of a permission, use or performance fee (including residuals or any mechanical fees) by ARTISAN to Licensor or any third party (although ARTISAN shall advance the cost of any orders for prints placed with the laboratory with respect to such dubbed or subtitled tracks). ARTISAN shall have no obligation as to any performance fees, residuals or any mechanical fees with regard to Licensor's use of such dubbed or subtitled versions.

         (d) ADVERTISING AND PUBLICITY: Licensor shall deliver to ARTISAN at an address designated by ARTISAN (without payment of any manufacturing, duplicating, delivery, permission or other fee by ARTISAN) all materials listed in Exhibit "B" as well as sample artwork and advertising and publicity materials for all advertising campaigns for the Picture. ARTISAN agrees that it shall afford Licensor and Licensor's foreign distirbutors with reciprocal access to advertising and publicity materials (including, without limitation, key art, sample artwork, advertising and publicity materials (including, without limitation the EPK, trailer and promotional elements) for the Picture) which

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access shall be free of charge if intended for personal use or, if such access is in connection with the exploitation of the Picture outside the Territory, such access shall be subject to an access fee in an amount equal to twenty-five percent (25%) of ARTISAN's cost to create each element Licensor, or its foreign distributors, desires access to.

13. RESIDUALS/THIRD PARTY PAYMENTS: All profit participations, residuals, music synchronization, performance and other mechanical fees, and any other license fees (including, without limitation, all literary, artistic, musical, technological and/or intellectual property rights fees) in connection with the Picture shall be the obligation of Licensor and shall not be the obligation of or paid for by ARTISAN ("Third Party Payments"). Licensor shall deliver the Picture free and clear of any claims, liens or encumbrances. ARTISAN shall have the right, but not the obligation, to make such Third Party Payments on behalf of Licensor and recoup such costs as Distribution Expenses from any amounts then owing to Licensor.

14. REPRESENTATIONS AND WARRANTIES:

         (a) Licensor represents and warrants that:

                  (i) it is a corporation duly formed and validly existing in good standing under the laws of Delaware and has the full right, power, legal capacity and authority to enter into and carry out the terms of this Agreement;

                  (ii) it has no agreement with or obligations to any third party with respect to the Picture which might conflict or interfere with any of the provisions of this Agreement or the use or enjoyment by ARTISAN of any of the Rights Granted;

                  (iii) it has secured and will maintain all rights necessary for ARTISAN to use and enjoy the Rights Granted without ARTISAN being required to make any payments except as specifically provided herein;

                  (iv) ARTISAN has acquired the valid and exclusive rights to exhibit, distribute and exploit the Picture in the media as provided in Paragraph 5, above, during the Term and in the Territory;

                  (v) On or before Delivery, all of the following will have been fully paid or discharged:

                           (A) except as to customary residual payments and
payments due to performing rights societies, all claims and rights of owners of copyright in literary, dramatic, musical rights and other property or rights in or to all stories, plays, scripts, scenarios, themes, incidents, plots, characters, dialogue, music, words and other material of any nature whatsoever appearing, used or recorded in the Picture;

                           (B) all claims and rights with respect to the use,
distribution, performances, exhibition and exploitation of the Picture, and any music contained therein, throughout the Territory,

                           (C) all costs of producing and completing the
Picture, except for profit participations not yet due which Licensor represents and warrants are solely the responsibility of Licensor.

                  (vi) Except with respect to any laboratory liens that are imposed as a result of ARTISAN's or its licensees actions, there are not, and there will not be outstanding at any time during the Term hereof, liens, claims,

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charges, encumbrances, restrictions, agreements, commitments, arrangements whatsoever with any person, firm or corporation, or any obligation (past, present or future), or any defaults under, or breaches of, any contract, license or agreement which can, or will, in any way interfere with, impair, abrogate, or adversely or otherwise affect any of the rights granted to ARTISAN under this Agreement, and that there are not and will not be any payments of any kind required to be made by ARTISAN in respect, or as a result, of any use of the Picture pursuant to the rights and licenses herein granted to ARTISAN.

                  (vii) Neither the Picture nor any part thereof, nor any materials contained therein or synchronized therewith, nor the title thereof, nor the exercise of any right, license or privilege herein granted, violates or will violate, or infringes or will infringe, any trademark, trade name, servicemark contract, agreement, copyright (whether common law or statutory), patent, literary, artistic, dramatic, personal, private, civil or property right, right of privacy, right of publicity or "moral rights of authors" or any other rights whatsoever, or unfairly competes with, or slanders or libels (or constitutes a trade disparagement of), any person, firm, corporation or association whatsoever.

                  (viii) Licensor has not sold, assigned, transferred or conveyed, and will not sell, assign, transfer or convey, to any party any right, title or interest in and to the Picture or any part thereof, or in and to the dramatic or literary material upon which it is based, adverse to or in derogation of the rights granted to ARTISAN.

                  (ix) Licensor owns and controls, without any limitations or restrictions whatsoever, all motion picture performance, synchronization, mechanical license and all other rights granted hereunder and all subsidiary rights embodied therein and has obtained all necessary licenses required for the exhibition, performance, duplication, distribution, marketing and exploitation of the Picture hereunder (including the music contained therein) throughout the Territory and during the Term, for any and all purposes licensed hereunder and by every means, method and device now or hereafter known or required for the full, complete and unlimited exercise and enjoyment by ARTISAN of each and all of the Rights granted in this agreement. The performing rights to all musical compositions in the Picture are controlled by Licensor or their affiliates or are in the public domain or are controlled by the Society of European State Authors and Composers, Inc., American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc. (BMI), or their affiliates to the extent required for the purpose of this Agreement.

                  (x) There are no restrictions which would or could prevent ARTISAN from distributing the Picture by any of the media or means for which rights are granted to ARTISAN hereunder and there are not and will not be any payments (out of any part of any revenues from the distribution of exploitation of the Picture or otherwise) which must be made by ARTISAN to any actors, musicians, directors, writers or to other persons who participated in the Picture, or to any union, guild or other labor organization for any right to exhibit the Picture or as compensation in connection with such exhibition or for any other use of the Picture or any of the rights therein and thereto granted hereunder, and ARTISAN does not hereby become obligated to any guild, organization and any other third party.

                  (xi) On or before Delivery, the Picture will have been duly and properly registered (and, if appropriate, renewed) for copyright in the United States or can be so registered (and if appropriate, renewed), and the copyrights in the Picture and the literary, dramatic and musical materials upon which the Picture is based, or which are contained in the Picture, are and will be valid and subsisting during the Term throughout the Territory, and no part is or will be in the public domain during the Term.

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                  (xii) There is not now outstanding any litigation or
threatened arbitration or litigation or arbitration, or any claims, demands, investigations or threats of claims, with respect to the Picture, the literary, dramatic or musical material upon which the Picture is based or which is used therein, or the physical properties thereof.

                  (xiii) Upon Delivery, the Picture will have a running time of at least 85 minutes, but not more than 120 minutes (including main titles and end credits) in both its Theatrical and Television versions and both such versions will be fully synchronized with sound and dialogue in the English language. Upon Delivery, the original negative of the Picture is free of cracks, tears, scratches abrasions, and may be used for the purpose of making pre-print material of acceptable fidelity (image, sound and color), to enable the manufacture of 16mm and 35mm prints and Videograms. All negatives, internegatives, interpositives and other pre-print materials of the Picture to be delivered or made available to ARTISAN are and will be of a quality suitable for the manufacture therefrom of commercially acceptable positive release prints and Videograms of the Picture and the trailer thereof. The Television version of the Picture to be delivered hereunder will conform to censorship requirements and broadcasting standards and practices for broadcasting and exhibition in all of the media and all pre-print materials to be delivered hereunder are and will remain, during the Term, free and clear of all liens, claims, debts and charges insofar as ARTISAN's rights are concerned.

                  (xiv) Upon Delivery, the main and end titles of the negative and pre-print materials of the Picture will contain all necessary and proper credits for the actors, directors, writers and all other persons appearing in or connected with the production of the Picture who are entitled to receive the same.

                  (xv) Upon Delivery, the Picture will contain a copyright notice in the name of the copyright proprietor which conforms to and complies with the requirement of the Universal Copyright Convention.

(xvi) Upon Delivery, the Picture will have received a rating from the Code and Rating Administration of the Motion Picture Association of America for U.S. theatrical release which is not more restrictive than "R." Notwithstanding the foregoing, ARTISAN shall arrange for the Picture to be rated and shall recoup any costs associated therewith as Distribution Expenses hereunder.

         (b) ARTISAN warrants and represents that it is a corporation with full right, power, legal capacity and authority to enter into and carry out the terms of this Agreement.

15. INDEMNIFICATION: Each party ("Indemnifying Party") hereby indemnifies, defends and holds harmless the other party and its successors, licensees, assigns, and employees, officers and directors (collectively for the purposes of this Paragraph, "an Indemnified Party") from and against any and all liability, loss, damage, cost and expense, including, without limitation, reasonable outside attorney's fees (but excluding lost profits or consequential damages) arising out of any breach or alleged breach, or claim by a third party with respect to any warranty or representation made by the Indemnifying Party herein. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim to which the foregoing indemnification applies and the Indemnifying Party shall undertake, at its own cost and expense, the defense thereof. The Indemnified Party may, at its option and expense, engage its own counsel. If the Indemnifying Party fails to promptly appoint competent and experienced counsel, the Indemnified Party may engage its own counsel and the reasonable charges in connection therewith shall promptly be paid by the Indemnifying Party. If the Indemnified Party settles or compromises any such suit, claim or proceeding, the amount thereof shall be charged to the Indemnifying Party, provided that the Indemnifying Party's reasonable prior approval has been secured.

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16. REMEDIES: Except as otherwise specifically provided for herein, if either party is in default or in breach of any of the material provisions of this Agreement, including, but not limited to, the representations and warranties made by it herein, or in the case of ARTISAN, the failure to make any payment provided for herein at the time and in the manner herein required, and such party shall fail to cure such default or breach within thirty (30) days after written notice from the other party, or one party becomes insolvent, executes an assignment for the benefit of creditors, or takes advantage of any applicable insolvency or any other like statute, or a petition under any bankruptcy or liquidation act is filed by or against it, or a receiver is appointed for the assets of such party (each of the above acts being hereinafter referred to as an "Event of Default") then the non-defaulting party may, and shall be limited to, bringing an action at law to recover damages. In no event shall Licensor or any party transferring rights or rendering services in connection with the Picture be entitled by reason of any breach of this Agreement whatsoever, to terminate or rescind this Agreement or to enjoin or restrain or otherwise interfere with the distribution or exhibition of the Picture or any part or element thereof, or the use, publication or dissemination of any advertising issued in connection with the Picture.

17. NOTICE: Any notice or communications provided for hereunder must be in writing and delivered either personally, by telecopy, telex or by registered mail, postage prepaid to the following addresses (or to such other address as specified by like notice):

         (a)      for Licensor:

                           Top Secret Productions, LLC
                           5920 Friars Road
                           Suite 104
                           San Diego, CA 92108
                           Attn: Rich Wilson

         (b)      for ARTISAN:

                           Artisan Pictures Inc.
                           2700 E. Colorado Avenue, 2nd Floor
                           Santa Monica, CA  90404
                           Attn:  Ken Schapiro and Amir Malin

18. FORCE MAJEURE: If either party's performance hereunder is prevented by reason of an event of Force Majeure, then during the existence of such event, the effected party shall not be liable for its failure to timely perform its obligations hereunder and this Agreement shall be extended for a period equal to the delay caused by the occurrence of the Force Majeure. "Force Majeure" as used herein shall mean fire, flood, epidemic, earthquake, explosion, accident, labor dispute or strike, Act of God or public enemy, riot or civil disturbance, invasion, war (whether declared) or armed conflict, inability to obtain personnel or facilities, failure of common carriers, any municipal ordinance, any state or federal law, governmental order or regulation, order of any court of competent jurisdiction, restriction imposed by the Motion Picture Export Association of America, Inc. or any other similar thing or occurrence not within the control of that party. If such delay or interruption continues for more than six (6) months, ARTISAN may, at its option, terminate this Agreement and shall be entitled at that time to the return of any unrecouped Minimum Guarantee payments theretofore made.

19. HOLDING OF MONIES: Licensor expressly acknowledges that Licensor has no right, title or interest of any kind or character whatsoever in or to the Defined Gross (or any portion thereof) from the Picture and that the same shall be and remain ARTISAN's sole and exclusive property, and that ARTISAN shall not

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be obligated to segregate the same from other funds, it being the intent and purpose hereof that Licensor's share of Defined Gross or Defined Proceeds from the Picture are referred to herein merely as a measure in determining the time and manner of payment to Licensor and that ARTISAN shall not be deemed a trustee, pledgeholder or fiduciary thereof.

20. SECURITY INTEREST: Licensor hereby grants to ARTISAN a first position security interest ("Security Interest") in the Picture including the right of access to the Materials ("Collateral") to secure the Minimum Guarantee, ARTISAN's recoupment rights hereunder and any other monies to be paid to ARTISAN under this Agreement, and the performance of Licensor's obligations hereunder. Licensor warrants and represents that it owns all rights in and to the Picture (including all underlying rights necessary to grant the Rights Granted), it has not previously assigned, granted or transferred an interest in the Collateral to any party which would conflict, interfere or be inconsistent with the Security Interest granted to ARTISAN herein and that the Picture has been registered for copyright protection in the United States and Canada. Licensor agrees to execute UCC-1 financing statements, copyright mortgages, laboratory access letters and any such other document as ARTISAN may require to perfect, protect or evidence the foregoing Security Interest. Following the execution of this Agreement, if Licensor fails to deliver such security documents within thirty (30) days after ARTISAN's request therefor, Licensor irrevocably appoints ARTISAN to execute such security documents as Licensor's attorney-in-fact, coupled with an interest.

21. MISCELLANEOUS:

         (a) Nothing contained herein shall be deemed to create a relationship of partnership, joint venture, agency, fiduciary or employment between the parties.

         (b) This Agreement, including any schedules and exhibits attached hereto, sets forth the entire understanding of the parties regarding the subject matter hereof and supersedes all prior oral or written agreements between them. In the event of any inconsistency between the terms in any such schedules or exhibits and the terms in this Agreement, the terms in this Agreement shall govern.

         (c) No waiver of any default or breach of this Agreement by either party shall be deemed a continuing waiver or a waiver of any other breach or default, no matter how similar.

         (d) The substantive laws (as distinguished from the choice of law rules) of the State of California and The United States of America applicable to contracts made and performed entirely in California shall govern (i) the validity and interpretation of this Agreement, (ii) the performance by the parties of their respective obligations hereunder, and (iii) all other causes of action (whether sounding in contract or in tort) arising out of or relating to this Agreement, or the termination of this Agreement.

         (e) Any dispute under the Agreement will be resolved by final and binding arbitration under the Rules of Arbitration of the American Film Marketing Association in effect when the arbitration is filed (the "AFMA Rules"). Each party waives any right to adjudicate any dispute in any other court or forum, except that a party may seek interim relief before the start of arbitration as allowed by the AFMA Rules. The arbitration will be held in Santa Monica, California. The parties will abide by any decision in the arbitration and any court having jurisdiction may enforce it. The parties submit to the jurisdiction of the courts in Santa Monica, California to compel arbitration or to confirm an arbitration award. The parties agree to accept service of process in accordance with the AFMA Rules.

         (f) This Agreement may not be changed, modified, amended or supplemented, except in a writing signed by both parties.

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         (g) Nothing herein contained shall be binding upon the parties until a copy of this Agreement has been executed by an officer of each party and has been delivered to the other party.

         (h) Paragraph headings are inserted herein for convenience only and do not constitute a part of this Agreement.

         (i) ARTISAN and its successors and assigns are hereby empowered to bring, prosecute, defend and appear in suits, actions and proceedings of any nature under or concerning infringement of or interference with any of the Rights Granted to it under this Agreement. Licensor may participate in any suit, action or proceeding using counsel of its choice at its own expense. If Licensor elects not to participate and Licensor's account hereunder is unrecouped, any costs in connection therewith shall be paid by ARTISAN at its sole cost (and not subject to recoupment hereunder) and any recovery shall be the sole property of ARTISAN. If Licensor elects not to participate and Licensor's account hereunder is recouped, any recovery shall be deemed to be part of Defined Gross and any costs in connection therewith shall be treated as Distribution Expenses. If both parties participate, any recovery shall be deemed to be part of Defined Gross and any costs in connection therewith shall be treated as Distribution Expenses (any costs paid by Licensor in connection therewith shall be reimbursed from such recovery in a pari-passu manner with ARTISAN's costs).

         (j) Licensor may not assign this agreement or any of its rights or obligations under it, including its obligation to Deliver the Picture, provided that Licensor may assign its right to receive the Minimum Guarantee and any share of Defined Proceeds becoming due and payable to Licensor hereunder to any person provided a notice of irrevocable authority and Distributor's Acceptance in ARTISAN's usual form shall be executed by Licensor and the transferee and delivered to ARTISAN. ARTISAN shall have the right at any time after completion of the Picture to sell, transfer or assign all or any of its rights in and to the Picture and the Rights Granted thereof solely to a parent or subsidiary company or to a company acquiring all or substantially all of ARTISAN's assets. No part of any consideration received by or payable to ARTISAN shall be included in the Defined Gross hereunder and Participant shall have no rights in respect of any thereof. In the event of any such sale, transfer or assignment by ARTISAN, ARTISAN shall remain secondarily liable unless the assignee is a major or mini-major studio which assumes all obligations of ARTISAN in writing.

         (k) The Picture will be delivered within the time period specified herein, time being of the essence and in accordance with all of ARTISAN's delivery requirements identified in Exhibit "B", attached hereto.

         (l) Neither Licensor nor ARTISAN shall disclose to any third party (other than its respective employees, directors; and officers, in their capacity as such on a need-to-know basis), any information with respect to the financial terms and provisions of this Agreement except: (i) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction, in which event(s) the party making such disclosure shall so notify the other as promptly as practicable, prior to making such disclosure and shall seek confidential treatment of such information, (ii) to the extent necessary to comply with S.E.C. or similar disclosure requirements, (iii) to its parent and affiliated companies, their banks (and their respective advisors and attorneys), prospective financiers and investors (and such persons' investment bankers, agents, attorneys, accountants and necessary experts), auditors, investment bankers, attorneys and similar professionals, provided that such companies, banks, advisors, financiers, investors, investment bankers, experts, auditors, accountants, attorneys and similar professionals agree to be bound by the provisions of this subparagraph, and (iv) in order to enforce its rights pursuant to this Agreement.

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         (m) Licensor and ARTISAN shall execute, acknowledge and deliver any and all further documents consistent with this Agreement that are necessary, expedient or proper to implement, administer and effectuate the purpose and intent of this Agreement. If Licensor fails to deliver such additional documents within thirty (30) days after ARTISAN's request therefor, Licensor irrevocably appoints ARTISAN to execute such additional documents as Licensor's attorney-in-fact, coupled with an interest.

Please confirm your agreement with the foregoing by signing below, and return both copies to the undersigned, after which we will return a fully executed copy to you.

ACCEPTED AND AGREED:

TOP SECRET PRODUCTIONS, LLC                     TOP SECRET PRODUCTIONS, LLC


By:   /s/ John Paul Beeghly                     By:  /s/ Bruce Brown
      ---------------------                          ---------------
Print Name: John Paul Beeghly                            Print Name: Bruce Brown
            -----------------                                        -----------
Its: Member                                              Its: Member
     ------                                                   ------


TOP SECRET PRODUCTIONS, LLC                     TOP SECRET PRODUCTIONS, LLC


By:   /s/ Dana Brown                            By:   /s/ Ray Willenberg
      --------------                                  ------------------
Print Name: Dana Brown                          Print Name: Ray Willenberg
            ----------                                      --------------
Its: Member                                     Title: CEO, New Visual
     ------                                            Entertainment, Inc.
                                                       -------------------
                                                Its: Member
                                                     ------

TOP SECRET PRODUCTIONS, LLC


By:   /s/ Rich Wilson
      ---------------
Print Name: Rich Wilson
            -----------
Title: Secretary, New Visual
       Entertainment, Inc.
       -------------------
Its: Member
     ------


ARTISAN PICTURES INC.


By:   /s/ Peter Block
      ---------------
Its:  President
      ---------


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                                   SCHEDULE 1
                                   ----------

                      IRREVOCABLE LABORATORY ACCESS LETTER
                      ------------------------------------


                                 Dated __/__/__


To:      ____________________________________ ("Laboratory")
         ___________________________________________________
         ___________________________________________________

From:    Top Secret Productions, LLC ("Producer")
         5920 Friars Road
         Suite 104
         San Diego, CA 92108

For:     Artisan Pictures Inc. ("Distributor")
         2700 Colorado Avenue, 2nd Floor
         Santa Monica, California 90404

Re:      Picture:          "STEP INTO LIQUID"
         Agreement:        Agreement dated as of May 9, 2003 between Producer
                           and Distributor for the Picture.
         Expiry Date:      Ten (10) years following Distributor's initial
                           theatrical release of the Picture.


Gentlemen:

         Producer and Distributor have entered into an Agreement regarding the Picture pursuant to which Distributor will have certain rights to exploit the Picture until the Expiry Date (or in perpetuity if no Expiry Date is listed) all as identified above. So that laboratory or facility work on the Picture may be undertaken by Laboratory, Laboratory is instructed and agrees as follows:

1. Laboratory acknowledges for the benefit of Distributor that it has in its possession in Producer's name of all items and materials for the Picture identified on the attached Schedule of Materials (the "Picture Materials").

2. Producer confirms that: (a) the Picture Materials are of a technical quality sufficient for use in the manufacture of commercially acceptable release prints and digital magnetic videotape masters of the Picture; and (b) the Picture reflected in the Picture Materials is in color and has a running time of not less than eighty-five (85) and not more than one hundred twenty (120) minutes.

3. None of the Picture Materials will be removed from Laboratory without the prior written consent of Producer and Distributor until the Expiry Date identified above, if any.

4. Laboratory is authorized and instructed to accept orders for pre-print materials, prints, services or materials in connection with the Picture from Distributor or its authorized licensees, subject to Distributor

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         making satisfactory credit arrangements with Laboratory. Distributor will be solely responsible for all costs associated with its orders.

5. Laboratory will not assert any lien or claim against the Picture Materials or any printing element other than its charges for work done. Laboratory will not assert any lien or claim against the Picture Materials due to unpaid charges of Distributor, and will not assert any lien or claim against any materials manufactured for Distributor due to any unpaid charges of Producer or Distributor. Laboratory will not refuse to honor the orders of any one party due to unpaid charges of another party. All materials made by Laboratory for the account of any ordering party (other than the Picture Materials) may be removed from Laboratory at the request of the ordering party.

6. This Access Certificate is irrevocable and may not be modified except by a writing signed by Producer and Distributor, or their respective successors or assigns.

Very truly yours,
TOP SECRET PRODUCTIONS, LLC ("Producer)


By: ______________________________________
Its: _____________________________________


ACCEPTED AND AGREED:

[___________________________] ("Laboratory")


By: ______________________________________
Its: _____________________________________


ARTISAN PICTURES INC. ("Distributor")


By: ______________________________________
Its: _____________________________________



                              SCHEDULE OF MATERIALS
                              ---------------------
                         (TO BE LISTED ON SEPARATE PAGE)


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                            RIDER A-2 TO EXHIBIT "A"
                            ------------------------

The following are modifications to Exhibit "A" to the Acquisition of Rights Agreement dated as of May 9, 2003 between Artisan Pictures Inc. ("Artisan") and Top Secret Productions, LLC. ("Licensor").

General In the event of any inconsistency between the terms in Exhibit "A" and the terms in the Agreement, the terms in the Agreement shall govern, except for arbitration procedures related to audit reports, which shall be governed by the modified Paragraph 11 as set forth in this Rider A-2 to Exhibit "A" notwithstanding anything to the contrary herein or in the Agreement or in Exhibit "A".

                                    Capitalized terms used in Exhibit "A", and any Riders thereto, without definition shall have the same meaning as is attributed to such terms in the Agreement.

                                    The "cost of production" shall be equal to the Minimum Guarantee.

Paragraphs 3(a)-(d)                 In each instance where the words
                                    "actually received" appears, the words
                                    "credited to or" is hereby inserted
                                    immediately preceding such words.

Paragraphs 3(a) and (c)             In the first line, after the word "cash",
                                    the words "or in kind" are hereby inserted.

Paragraph 5                         In lieu of that which is otherwise set forth
                                    in Paragraph 5 with respect to the salaries and expenses of Artisan's own employees, Artisan shall be entitled to include as distribution expenses a reasonably allocated portion of the salaries of in-house personnel, excluding all lawyers, accountants and executives, if the services rendered by such individuals are customarily rendered by outside parties and if such charges are at competitive prices.

                                    No item excluded from Defined Gross shall be included as an item in Distribution Expenses. No item included in the Cost of Production shall be included as an item in Distribution Expenses. No permitted cost or item in Distribution Expenses may be
                                    deducted more than once in the calculation of the sums due Participant hereunder. If income derived from any exploitation of the Rights Granted in the Picture is excluded from Defined Gross, then any costs paid or incurred by ARTISAN in connection therewith shall be excluded from Distribution Expenses.

                                    Artisan's calculation of deductible
                                    Distribution Expenses shall reflect the
                                    benefit of all rebates and discounts
                                    actually received by Artisan.

Paragraph 5(a)                      In the last line, the word "discretion"
                                    shall be replaced with "good faith business judgment".

Paragraph 5(b)                      In the last sentence, such amounts shall be
                                    capped at US$200,000.

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Paragraph 5(f)                      In the first line, the word "outside"
                                    is hereby inserted before the word
                                    "reasonable".

                                    All checking and collection costs shall be capped at 2% of Defined Gross.

Paragraph 5(g)                      All trade association costs shall be
                                    allocated in a fair and reasonable manner and shall be capped at 2% of Defined Gross.

Paragraphs 5(j)-(i)                 The amounts in these Paragraphs
                                    shall be deducted if and to the extent they are applicable.

Paragraphs 9(a), (b) and (d)        These paragraphs are hereby deemed deleted.

Paragraph 10                        The second and third sentences of this
                                    paragraph are hereby deleted in their
                                    entirety and are replaced with the
                                    following:

                                    Statements shall be issued for each calendar quarter for the duration of the Term. Each such quarterly period is herein referred to as an "accounting period".

                                    Statements shall be issued within sixty (60) days after the end of the applicable accounting period.

Paragraph 11                        In line ten "24" is hereby replaced by "36".

                                    In the twelfth line, "30" is hereby changed to "45".

                                    Any inspection by Participant of the books and records of account shall be at the cost and expense of the Participant unless any audit discloses an error in excess of five percent (5%) of the amount paid to the Participant in relation to the Picture, in which event all actual and verifiable costs and expenses in connection with such inspection shall be the responsibility of Artisan. Participant will provide Artisan with a copy of the audit report and in the event that the reported underpayment is 5% or greater, Artisan will pay for the cost of the audit in addition to the amount of the underpayment. If the underpayment is less than 5%, Artisan will not be responsible for the cost of the audit. Artisan shall have sixty (60) days after submission of the audit report to pay any undisputed amounts or otherwise respond to Participant in writing that Artisan disputes the audit report along with written justification for such dispute. If Artisan fails to pay the amounts due or otherwise fails to respond to the audit report within such 60 day period, Participant shall provide Artisan with a formal written notice of breach and, unless same is cured within thirty (30) days thereafter, may file a demand for arbitration. Such arbitration shall be binding and mandatory and be conducted before a single, retired judge or justice at JAMS in Los Angeles according to its then applicable rules. The prevailing party in any arbitration will be entitled to attorneys fees and costs. However, should the arbitrator determine that the amount of the underpayment made by Artisan was less

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

                                    than ten percent (10%), the arbitrator shall not be authorized to award Participant the recoupment of the arbitrator fees it has incurred.

Paragraph 12                        This Paragraph is deleted in its entirety
                                    and replaced with the following:

                                    "Participant warrants and represents that it has no lien on the Picture, the Rights Granted or the Defined Gross derived therefrom. Participant acknowledges that ARTISAN shall not be obligated to segregate the same from its other funds, it being the intent and purpose hereof that Defined Gross of the Pictures, including the Defined Proceeds, is referred to herein merely as a measure in determining the time and manner of payment to Participant; and that ARTISAN shall not be deemed a trustee, pledgeholder or fiduciary."

Paragraph 13                        In line three, the word "world" is replaced
                                    with "Territory".

                                    In line twenty, the words "ARTISAN may deem fair and proper under the circumstances" shall be replaced with "are customary in the industry between arm's length parties".

Paragraph 14                        This  paragraph is hereby  deleted in its
                                    entirety and replaced  with the
                                    following:

                                    ARTISAN shall have the right at any time after completion of the Picture to sell, transfer or assign all or any of its rights in and to the Picture and the Rights Granted thereof solely to a parent or subsidiary company or to a company acquiring all or substantially all of ARTISAN's assets. No part of any consideration received by or payable to ARTISAN shall be included in the Defined Gross hereunder and Participant shall have no rights in respect of any thereof. In the event of any such sale, transfer or assignment by ARTISAN, ARTISAN shall remain secondarily liable unless the assignee is a major or mini-major studio which assumes all obligations of ARTISAN in writing.

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Paragraph 16                        This Paragraph is hereby modified and
                                    supplemented to permit the following
                                    exceptions: (i) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction, in which event(s) the party making such disclosure shall so notify the other as promptly as practicable, prior to making such disclosure) and shall seek confidential treatment of such information, (ii) to the extent necessary to comply with S.E.C. or similar disclosure requirements, (iii) to its parent and affiliated companies, their banks (and their respective advisors and attorneys), prospective financiers and investors (and such persons' investment bankers, agents, attorneys, accountants and necessary experts), auditors, investment bankers, agents, attorneys and similar professionals, provided that such companies, banks, advisors, financiers, investors, investment bankers, experts, auditors, accountants, attorneys and similar professionals agree to be bound by the provisions of this Paragraph 16, (iv) to the extent necessary to comply with its contractual obligations (E.G., to profit participants) and (v) in order to enforce its rights pursuant to this Agreement.

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                              RIDER TO RIDER "A-1"
                              --------------------

The following are modifications to Rider "A-1" to Exhibit "A" to the Acquisition of Rights Agreement dated as of May 9, 2003 between Artisan Pictures Inc. ("Artisan") and Top Secret Productions, LLC ("Licensor").

Paragraph 3(b)                      The inclusion of sums actually received
                                    by or credited to AHE shall refer instead to the sums actually received by or credited to AHE and/or any of its affiliated or subsidiary companies.

Paragraph 3(b)(iii)                 The second and third sentences are hereby
                                    replaced with the following:

                                    "Said reserve for returns shall be
                                    maintained at 25% and shall be liquidated no later than nine (9) months following its establishment; provided, however, that if ARTISAN's actual returns are greater than 25%, ARTISAN shall have the right to increase the return reserve accordingly. Upon Licensor's written request, ARTISAN shall provide Licensor with reasonable evidence of its actual returns.".

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